                                                                    EXHIBIT 4(1)

THE DEBENTURE REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT AND EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS OF OTHER JURISDICTIONS. THE DEBENTURE REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" (AS DEFINED IN REGULATION S) PRIOR TO EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN REGULATION S) ASSOCIATED WITH THE DISTRIBUTION OF WHICH THE ORIGINAL ISSUANCE OF THIS DEBENTURE WAS A PART. THE DEBENTURE REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED.


                           FOUNTAIN OIL INCORPORATED

          8% CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER 31, 1997


$                                                             December __, 1995
 -----------------------

No.
   ---------------------

FOR VALUE RECEIVED, Fountain Oil Incorporated, a Delaware corporation (the
"Company"), hereby promises to pay to               , or registered assigns (the
                                     ---------------
"Holder") on December 31, 1997 (the "Maturity Date") the principal sum of
           Dollars ($    ), and to pay interest on the outstanding principal
- ----------           -----
amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. This Debenture (the "Debenture") is one of a series of Debentures having identical terms except as to principal amount, date of issuance and serial number (the "Debentures") being issued by the Company in an aggregate principal amount not in excess of Seven Million Dollars ($7,000,000).

Article 1.  Interest
            --------

The Company shall pay interest on the unpaid principal amount of this Debenture at the rate of Eight Percent (8%) per annum, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 commencing March 31, 1996 and continuing until the principal hereof is paid in full or has been converted in full. Interest shall be payable to the registered Holder in whose name this

Debenture is registered at the close of business on the business day next preceding the interest payment date. Interest on the Debenture shall be paid to the Holder at the principal executive offices of the Company or, at the option of the Company, may be paid by check mailed to such Holder at the address for such Holder reflected on the Register (as hereinafter defined) maintained by the Company for the Debentures. In the event a Holder converts this Debenture or a portion hereof on a date other than an interest payment date, interest accrued through the conversion date on the principal amount being converted will be paid on the Conversion Date (as hereinafter defined). In the event a Holder presents this Debenture for prepayment of the unpaid principal amount as hereinafter provided in Section 3(f), interest accrued through the date of prepayment will be paid on the date of prepayment. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each.

Article 2.  Method of Payment
            -----------------

This Debenture must be surrendered to the Company at its principal executive offices in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States dollars and may pay such principal and interest by check payable in such dollars. All payments hereunder shall be subject to such withholding requirements as may be imposed on the Company under any applicable governmental laws or regulations.

Article 3.  Conversion
            ----------

  Section 3.1.  Conversion Privilege
                --------------------

(a) The Holder of this Debenture shall have the right, at its option, to convert the principal amount of this Debenture, in whole or in part, into shares of the common stock, par value $0.10 per share ("Common Stock"), of the Company at any time prior to the close of business on the Maturity Date, subject to the limitations hereinafter set forth in this Section 3.1. The number of shares of Common Stock issuable upon the conversion of the principal amount of this Debenture shall be determined by dividing the principal amount so to be converted, less any amount the Company is required to withhold in connection with such conversion unless the amount of such required withholding is deposited by Holder with the Company in cash at the time of conversion, by the Conversion Price (as hereinafter defined in paragraph (b) of this Section 3.1). Upon a conversion on a date other than an interest payment date, as provided in Article 1 above, the Company shall pay to the Holder accrued interest through the date of conversion on the principal amount being converted.

(b) The Conversion Price is eighty-two and one-half percent (82 1/2%) of the average of the Closing Prices for a share of Common Stock on the five (5) trading days preceding (but not including) the Conversion Date, as hereinafter defined. For purposes hereof, Closing Price on a trading day shall mean (i) if the principal domestic market for Common Stock is then a national securities exchange or the Nasdaq National Market System, the price at which the last trade for shares of Common Stock in such principal market was executed on such date, as reported in The Wall Street Journal unless such report is demonstrably incorrect, or (ii) if the principal domestic market for

     Common Stock is other than a national securities exchange or the Nasdaq National Market System, the closing bid price for shares of Common Stock in such principal market as reported by Bloomberg, L.P., unless such report is demonstrably incorrect in which case it shall be the closing bid price as determined in good faith by the Board of Directors of the Company. In no event, however, shall the Conversion Price be less than the par value of Common Stock.

(c) In any conversion of less than all of the then outstanding principal amount of this Debenture, the principal amount to be converted into Common Stock in such partial conversion shall be Ten Thousand Dollars ($10,000) or an integral multiple thereof.

(d)  No portion of this Debenture may be converted prior to the forty-fifth
     (45th) day after the date (the "Certification Date") on which U.S. Sachem Financial Consultants, L.P., the placement agent in connection with the offering of the Debentures, certifies that the distribution of the Debentures has been completed. The Company shall promptly advise the Holder of the Certification Date. Not more than one-third (1/3) of the original principal amount of this Debenture may be converted into Common Stock prior to the seventy-fifth (75th) day after the Certification Date. Not more than two-thirds (2/3) of the original principal amount of this Debenture may be converted into Common Stock prior to the one hundred tenth (110th) day after the Certification Date. Any (subject to subsection (c) above) or all of the principal amount of this Debenture may be converted into Common Stock on or after the one hundred tenth (110th) day after the Certification Date.

(e) The Company shall reserve from its authorized but unissued Common Stock and have available for issuance upon conversion of this Debenture thirty thousand nine hundred fifty (30,950) shares of Common Stock for each One Hundred Thousand Dollars ($100,000) in original principal amount of this Debenture. Notwithstanding anything to the contrary stated or implied herein, the original principal amount of this Debenture may not be converted into a greater number of shares of Common Stock than that computed by multiplying (i) 30,950 by (ii) the quotient determined by dividing the original principal amount of this Debenture by 100,000. All shares of Common Stock issued upon conversion of this Debenture shall, when issued, be duly authorized, validly issued, fully paid and non-assessable.

(f) Subject to subsection (e) above, in the event any portion of the principal amount of this Debenture remains outstanding on the Maturity Date, the then unconverted portion of this Debenture will automatically be converted into shares of Common Stock at the Conversion Price applicable in connection with the Maturity Date being considered to be the Conversion Date, provided the Conversion Price is then no less than the par value of Common Stock, and thereafter such automatically converted principal amount of the Debenture shall represent only the right to receive upon surrender of the Debenture to the Company the shares of Common Stock into which it was so converted. In the event any part of the unconverted portion of the principal amount of this Debenture cannot be converted by reason of the limitation set forth in subsections (b) and (e) above and subject to subsection (g) below, such part of the principal amount shall be paid by the Company to the Holder in United States currency either (i) at maturity or (ii) in the event that all of the shares of Common Stock reserved for issuance upon conversion of this Debenture have been so issued, at any time following the issuance of such shares as the Holder delivers to the Company a notice, accompanied by the surrender of this Debenture, demanding prepayment of this Debenture.

(g) In the event both (i) the Closing Price of shares of Common Stock exceeds Six Dollars ($6.00) per share for twenty (20) consecutive trading days subsequent to the one hundred tenth (110th) day after the Certification Date and (ii) no portion of the original principal amount of this Debenture had prior to such twentieth (20th) day been converted at a Conversion Price less than Three Dollars and Twenty-Three and One-Tenth Cents ($3.231), then notwithstanding anything to the contrary stated or implied herein including in particular subsection (f) above, the Company shall have no obligation to pay to the Holder with respect to the unpaid principal amount of this Debenture any amount in United States currency, provided that the foregoing provision shall not affect the obligation of the Company to make interest payments otherwise required hereunder. In the event and from and after the time said conditions (i) and (ii) set forth in the previous sentence are satisfied, the Holder shall look only to the shares of Common Stock reserved for issuance upon conversion of this Debenture to realize on the unpaid principal amount of this Debenture.

(h) In the event this Debenture is divided into one or more replacement Debentures, each of the replacement Debentures shall be considered to have proportionately the same characteristics as the Debenture submitted for division, including without limitation those regarding the extent to which conversion has taken place and the percentage of reserved shares remaining after such conversion.

Section 3.2.  Conversion Procedure.  To convert the principal amount of this
              ---------------------
Debenture or a portion thereof into Common Stock, the Holder must (a) complete and execute a Notice of Conversion, in the form attached hereto, and deliver said Notice of Conversion to the Company, (b) deliver the Debenture to the Company for full or partial surrender upon conversion, (c) deposit with the Company any transfer or similar tax required to be paid by the Holder in accordance with the terms of Section 3.4 hereof. The date upon which all of the foregoing requirements are satisfied is the Conversion Date. Within ten (10) business days thereafter, the Company shall deliver to Holder a certificate for the number of full shares of Common Stock issuable upon the conversion at the Conversion Price and a check for any fraction of a share. The person in whose name the certificate for shares of Common Stock is to be registered shall be treated as a shareholder of record at and after the close of business on the Conversion Date. If one person converts two or more Debentures at the same time, the number of full shares issuable upon such conversion shall be based on the total principal amount of Debentures so converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

Section 3.3.  Fractional Shares.  The Company shall not issue any fractional
              -----------------
shares of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share cash in an amount equal to the product calculated by multiplying (i) such fraction by (ii) the Conversion Price by (iii) one hundred twenty-one and twenty-one one-hundredths percent (121.21%).

Section 3.4.  Taxes on Conversion.  The Company shall pay any documentary, stamp
              -------------------
or similar transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. The Holder, however, shall pay any such or other tax which is due because the shares of Common Stock being issued upon conversion are issued in a name other than the name of the Holder.

Section 3.5.  Restrictions on Transfer.  This Debenture and the Common Stock
              ------------------------
issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and have been offered, issued and sold pursuant to Regulation S promulgated under the Act ("Regulation S"). The Debentures may not be transferred or resold in the United States, or to or for the account or benefit of a U.S. Person (as defined in Regulation S) for a period of forty (40) days from the Certification Date and thereafter may be offered or sold in the United States or to or for the account or benefit of a U.S. person (as defined in Regulation S) only pursuant to registration under the Act or an exemption from the registration requirements of the Act.

Section 3.6.  Mergers, Etc.  If the Company merges or consolidates with another
              ------------
corporation or sells or transfers all or substantially all of its assets to another corporation or other entity or person and the holders of the Common Stock are entitled to receive cash, stock, securities or property in respect of or in exchange for or conversion of shares of Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall require that such successor, purchaser or transferee assume this Debenture on a basis that it may thereafter be converted only into the kind and amount of cash, stock, securities or property that was receivable upon such merger, consolidation, sale or transfer with respect to a share of Common Stock at the Conversion Price that would be applicable treating the date of such merger, consolidation, sale or transfer as the Conversion Date.

Section 3.7  Anti-Dilution Protection.  In the event the Company distributes a
             ------------------------
stock dividend on Common Stock in the form of additional shares of Common Stock or in a stock split, reverse stock split or recapitalization divides or combines shares of Common Stock into a greater or lesser number of shares, the number of shares reserved for issuance upon conversion of this Debenture shall be proportionately adjusted, as determined in good faith by the Board of Directors of the Company.

Article 4.  Mergers
            -------

The Company shall not consolidate with or merge into another corporation, or sell or transfer all or substantially all of its assets to another corporation or other entity or person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall following any such consolidation, merger, sale or transfer refer to such surviving or transferee corporation, entity or person which so assumes the obligations of the Company hereunder, and upon such assumption the obligations of the Company hereunder shall terminate.

Article 5.  Reports
            -------

The Company will mail to the Holder of this Debenture at the Holder's address as shown on the Register a copy of each annual, quarterly or other report or proxy statement that it provides to the holders of Common Stock generally, at the time such report or statement is sent to such stockholders.

Article 6.  Defaults and Remedies
            ---------------------

Section 6.1.  Events of Default.  The Company shall be deemed to be in default
              -----------------
hereunder upon any of the following occurrences, each of which shall constitute an Event of Default:

(a) the Company fails to pay the unpaid principal amount of any of the Debentures when the same shall become due and payable, whether at maturity, upon acceleration or otherwise;

(b) the Company fails to make a payment of interest on any of the Debentures when such interest becomes due and payable, and such failure continues for a period of twenty (20) days after written notice thereof from a holder of one of the Debentures to the Company;

(c) the Company fails to issue shares of Common Stock upon conversion of any of the Debentures as provided herein, and such failure continues for a period of twenty (20) days after written notice thereof from the holder of a converted Debenture for which shares were not issued;

(d) the Company fails in any material respect to comply with its other agreements in the Debentures, and such failure continues for a period of thirty (30) days after written notice thereof from a holder of one of the Debentures to the Company;

(e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days. The term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2.  Acceleration.  If an Event of Default occurs and is continuing
              -------------
under subsection (a), (b), (c) or (e) of Section 6.1, in addition to all other remedies available at law or in equity the Holder hereof by written notice to the Company may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately. If an Event of Default occurs and is continuing under subsection (d) of Section 6.1, the holders of a majority in aggregate principal amount of outstanding Debentures by written notice to the Company may declare the principal of and accrued interest on the Debentures to be due and payable. Upon such declaration, the principal and interest hereof and all other Debentures shall be due and payable immediately.

Article 7.  Registered Debentures
            ---------------------

Section 7.1.  Series.  This Debenture is one of a numbered series of Debentures
              -------
having an aggregate principal amount of not more than Seven Million Dollars ($7,000,000). Each of the Debentures is identical except as to the serial number, principal amount and date of issuance thereof. Such Debentures are referred to herein collectively as the "Debentures."

Section 7.2.  Record Ownership.  The Company shall maintain a register of the
              ----------------
holders of the Debentures (the "Register") showing their names and addresses, the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time, the outstanding principal amount of such Debentures, and the number of shares of Common Stock issued upon conversion or partial conversion of such Debentures. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

Section 7.3.  Registration of Transfer.  Transfers of this Debenture shall be
              ------------------------
registered in the Register. Transfers shall be registered when (a) this Debenture is presented to the Company with a request to register the transfer hereof, (b) the Debenture is duly endorsed by the appropriate person, with the endorsement guaranteed by a bank, trust company, member firm of a national securities exchange or other medallion guarantor or other reasonable assurances satisfactory to the Company in its sole discretion are given that the endorsements are genuine and effective, and (c) the Company has no reasonable basis to question whether such transfer is rightful and in compliance with all applicable laws, including tax and securities laws. When this Debenture is duly transferred hereunder, it shall be canceled and one or more new Debentures showing the names of the transferees as the record holders thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in denominations requested by the Holder, provided that except to the extent necessary to issue a principal amount of Debentures equal to the principal amount of the Debenture presented for transfer or exchange, each of the Debentures issued hereunder shall be in a principal amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of conversion hereof.

Section 7.4.  Worn and Lost Debentures.  If this Debenture becomes worn, defaced
              ------------------------
or mutilated but is still substantially intact and recognizable, the Company shall issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company reasonably deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Subordination
            -------------

Section 8.1.  Senior Indebtedness.  Subject to the qualifications set forth
              -------------------
below, the term "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether outstanding on the date this Debenture is issued or thereafter incurred or created:

(a) all indebtedness of the Company for money borrowed (including, without limitation, any indebtedness secured by a mortgage or other security interest or lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (ii) existing on property at the time of acquisition thereof);

(b) all indebtedness of the Company consisting of reimbursement obligations due and owing with respect to letters of credit;

(c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

(d) all indebtedness consisting of obligations of the Company due and payable under interest rate and currency swaps, floors, caps or other similar arrangements intended to fix interest rate obligations;

(e) all indebtedness and obligations of others of the kinds described in the preceding clauses (a), (b), (c) and (d) assumed or guaranteed in any manner by the Company; and

(f) all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a) through (e);

unless the instrument or other document creating or evidencing such indebtedness or obligations expressly provides that such indebtedness or obligations are not superior in right of payment to the Debentures. Notwithstanding the foregoing, Senior Indebtedness shall not include any indebtedness or obligations of any kind of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company.

Section 8.2.  Subordination.  The Company and the Holder covenant and agree, and
              -------------
the Holder accepts this Debenture with the agreement and understanding, expressly for the benefit of the present and future holders of Senior Indebtedness that the payment of principal of, interest on and any other amounts due under this Debenture is expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness as of and following either of the circumstances hereafter described:

(i) any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, or (ii) any event of default with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which such Senior Indebtedness is outstanding, unless and until such default shall have been cured or waived or shall have ceased to exist.

The Company shall promptly deliver notice of the occurrence of either such circumstance to the Holder and each other registered holder of Debentures.

Upon receipt by Holder of notice of the occurrence of any such described circumstance, the Holder shall not be entitled to receive thereafter any payments of principal of, interest on or other amounts due under this Debenture other than as specified herein unless and until, if the circumstance was an event of default with respect to Senior Indebtedness, the Senior Indebtedness shall have been paid in full or defaults thereunder shall have been cured by the Company or waived by the holders of the then outstanding Senior Indebtedness; provided, however, that any payment received by the Holder prior to such notice shall remain for the account of the Holder and not be subject to any claim by holders of Senior Indebtedness.

The Company shall not pay to the Holder any amounts with respect to the obligations owing under this Debenture while either of the circumstances described above in this Section 8.2 exists and notice thereof has been given to Holder. If while either of such circumstances exists and after notice thereof has been given to Holder the Holder shall receive any payment, property, security interest, or lien with respect to such obligations, such payment, property, security interest, or lien shall be received by the Holder in trust for the holders of the Senior Indebtedness and forthwith will be delivered and transferred to the holders of the Senior Indebtedness which holders shall be entitled to the entire benefit thereof to the extent of such Senior Indebtedness. The Holder shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness, but shall only have the duties to them that are expressly set forth in this Article 8. Notwithstanding the foregoing, the Holder shall be entitled to retain any shares of Common Stock received upon conversion of the principal amount of this Debenture despite the existence at the time of such conversion of either of the circumstances described above in this Section 8.2.

Section 8.3.  Obligations Unimpaired.  It is understood that the provisions of
              ----------------------
this Debenture pertaining to subordination are, and are intended to be, solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of the Senior Indebtedness on the other hand. Nothing contained in this Article 8 shall or is intended to impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holder of this Debenture, the unconditional and absolute obligation of the Company to pay the Holder the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Holder and the creditors of the Company, other than the holders of the Senior Indebtedness; nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, of the holders of the Senior Indebtedness, in respect to payment, property, security interest or lien received upon the exercise of any such remedy. The subordination herein provided applies to payments or distributions by the Company only and shall not affect the right of the Holder to collect and retain payment from any co-obligor, guarantor or surety. Upon any payment or distribution of assets of the Company, the Holder shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the liquidating trustee or agent or other person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto.

Article 9.  Notices
            -------

Any notice which is required or convenient under the terms of this Debenture shall be considered duly given if it is in writing and delivered in person or sent via a recognized overnight courier service, prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is delivered in person or by the courier service shall be deemed to be the time the notice is given.

Article 10.  Time
             ----

Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday, Sunday, public holiday or a day on which banks are authorized to close in the jurisdiction where such payment or performance is to take place, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday, Sunday, public holiday, or a day on which banks are authorized to close in the jurisdiction where such payment or performance is to take place, such payment may be made or condition or obligation performed on the next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 10, such extended time shall not be included in the computation of interest.

Article 11.  Waivers
             -------

The holders of a majority in aggregate principal amount of the outstanding Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for an Event of Default described in subsections
(a), (b), (c) and (e) of Section 6.1 hereof.

Article 12.  Rules of Construction
             ---------------------

In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 13.  Governing Law
             -------------

The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

In Witness Whereof, the Company has duly executed this Debenture as of the date first written above.

                                    FOUNTAIN OIL INCORPORATED


                                    By
                                      ---------------------------------


                                    Name
                                        -------------------------------


                                    Title
                                         ------------------------------

                             NOTICE OF CONVERSION

        [To be completed and signed only upon conversion of Debenture]

The undersigned Holder of this Debenture ("Holder"), hereby (i) certifies that Holder has complied with all of the obligations of Holder under or with respect to the Subscription Agreement pursuant to which this Debenture was originally issued, a copy of which is on file at the principal executive offices of Fountain Oil Incorporated, and (ii) irrevocably elects to exercise the right to convert this Debenture, in whole or in part, into the Common Stock, par value $0.10 per share, of Fountain Oil Incorporated as follows:

[Complete with                                      Dollars ($        )*
amount in both                --------------------------------------------------
words and                     ($10,000 or integral multiples of $10,000 unless
numbers]                      converting entire principal amount)



[Signature must be            --------------------------------------------------
guaranteed if                 (Name of Issuee of shares if different than
issuee of stock               registered Holder of Debenture)
differs from
registered Holder
of Debenture]



                              --------------------------------------------------
                              (Address of Issuee if different than address of registered Holder of Debenture)


                              --------------------------------------------------
                              (Social Security Number or EIN of Issuee of shares if to be issued in a name different from name of Holder of Debenture, provided such Issuee has such a number)



     *If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be issued and returned to the Holder of the Debenture.


Date:                             Sign:
    -----------                        ----------------------------------------
                                       (Signature must conform in all respects
                                       to name of Holder shown on the face of
                                       this Debenture)



Signature Guaranteed:

                            ASSIGNMENT OF DEBENTURE


The undersigned Holder of this Debenture ("Holder"), hereby (i) sells, assigns and transfers unto the assignee hereinafter identified the principal amount of this Debenture hereinafter identified and (ii) certifies that Holder is delivering to Fountain Oil Incorporated along with this Assignment of Debenture the undertaking of said assignee required under Section 3(i) of the Subscription Agreement pursuant to which this Debenture was originally issued, a copy of which is on file at the principal executive offices of Fountain Oil
Incorporated:



 -------------------------------------------------------------------------------
                              (Name of Assignee)



 -------------------------------------------------------------------------------
                             (Address of Assignee)



 -------------------------------------------------------------------------------
(Social Security Number or EIN of Assignee, provided Assignee has such a number)



                                                   Dollars ($               )
- -----------------------------------------------------------------------------
      ($50,000 or integral multiple of $50,000, unless entire principal amount of Debenture)


of principal amount of this Debenture together with all accrued interest hereon.



Date:                         Sign:
     ---------                     ------------------------------------------
                                   (Signature must conform in all respects to name of Holder shown on the face of this Debenture)



Signature Guaranteed: